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                          [S1 CORPORATION LETTERHEAD]

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CONTACTS:
Sam Perkins                             Julie Carlyle
Vice President, Investor Relations          S1 Public Relations
S1 Corporation                              404.812.6646
404-812-6671                                julie.carlyle@s1.com
sam.perkins@s1.com
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S1 Corporation Comments on Expected Fourth Quarter Results

ATLANTA, January 18, 2001 - S1 Corporation (NASDAQ: SONE), a leading global provider of eFinance solutions and services, today said that it would likely report fourth quarter revenue between $60 and $60.5 million and an EBITDA loss of between $25 and $28 million (EBITDA loss of $0.44-$0.50 per share). For the fourth quarter, S1 expects to report a net loss of between $318 and $371 million (loss of $5.64 to $6.58 per share).

"The fourth quarter results, while disappointing, are the result of our efforts to introduce greater operational efficiencies into the business and more effectively position ourselves and our customers for long-term success in this rapidly evolving market," said Jaime Ellertson, chief executive officer, S1 Corporation. "We believe the actions taken in the fourth quarter did not have a material impact on cash usage, will improve our ability to meet our strategic business plan and drive S1 to EBITDA breakeven during 2001."

Mr. Ellertson will host a conference call this morning at 9:00 a.m. Eastern Time. The conference call will be accessible through the Internet at the following URL: http://www.vcall.com/NASApp/Vcall/EventPage?ID=63961. The call will be recorded and available for play back by noon, Eastern Time, by dialing 1
(888) 203-1112 (US & Canada) 1 (719) 457-0820 (International). The access code is 581104. The replay will be active until midnight Eastern Time on January 25, 2001.

About S1 Corporation
               S1 (NASDAQ:SONE), the pioneer of Internet banking, is a leading global provider of innovative eFinance solutions and services that are centered on banking, brokerage and insurance. S1 is enabling financial service providers to create a complete Enterprise eFinance Experience(TM) by delivering the tools necessary to meet the evolving demands of their customers across various lines of businesses, market segments and delivery channels. Through its Open eFinance


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Architecture(TM), S1 offers a broad range of applications that empower financial institutions to increase revenue, strengthen customer relationships and gain competitive advantage. Additionally, through the Company's professional services organization, S1 applications can be implemented in-house or hosted in an S1
Data Center. Additional information about S1 is available at http://www.s1.com.


Forward-Looking Statements
               This press release includes statements and other matters which are forward-looking and subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations. The statements contained in this release that are forward-looking are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include, but are in no way limited to:

- the possibility that actual fourth quarter results will differ from these preliminary estimates

- the possibility that the anticipated benefits from our acquisition transactions will not be fully realized;

- the possibility that costs or difficulties related to our integration of acquisitions will be greater than expected;

- our dependence on the timely development, introduction and customers acceptance of new internet services;

- rapidly changing technology and shifting demand requirements and internet usage patterns;

- other risks and uncertainties, including the impact of competitive services, products and prices, the unsettled conditions in the internet and other high-technology industries and the ability to attract and retain key personnel; and

- other risk factors as may be detailed from time to time in our public announcements and filings with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 1999.

Except as required by law, S1 will not update forward looking statements over the course of future periods.

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                          3390 Peachtree Rd., Ste. 1700

                             Atlanta, Georgia 30326